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                                                                   EXHIBIT 10.14


                             U.S. HOME CORPORATION

                                 KEY EMPLOYEES'
                               SEVERANCE PAY PLAN



1.   PURPOSE

     U.S. Home Corporation (the "COMPANY") Key Employees' Severance Pay Plan (the "PLAN") is intended to encourage continuity of employment by key employees by providing them with an incentive to remain in the employ of the Company or its subsidiaries despite a potential for a change of control of the Company.

2.   ELIGIBILITY

     The corporate officers, other than the Chairman and Co-Chief Executive Officer and President, Co-Chief Executive Officer and Chief Operating Officer, and the presidents of operations of the Company shall be eligible for, and shall participate in, benefits provided under the Plan (each an "ELIGIBLE EMPLOYEE"). Such individuals as of the Effective Date (as defined below) are set forth on Schedule A attached hereto.

3.   BENEFITS

     An Eligible Employee whose employment with the Company or a subsidiary of the Company is terminated by the Company other than for Cause (as defined below) or whose employment is Constructively Terminated (as defined below) within two (2) years after the occurrence of a Change of Control (as defined below) shall be entitled to (A) receive an amount equal to the greater of (x) twelve (12) months of such Eligible Employee's Base Salary (as defined below) or (y) one (1) month of such Eligible Employee's Base Salary (as defined below) for each full year during which such Eligible Employee was employed by the Company or its subsidiaries, and (B) continue to participate in each of the Company's employee benefit plans, policies or arrangements, which provide insurance, including, without limitation, life insurance and long-term disability insurance, and medical benefits (the "COMPANY INSURANCE PLANS"), on the same basis as the Company's other executive officers for one year after the date of termination of employment (the "TERMINATION BENEFITS").



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4.   PAYMENT OF BENEFITS

     The Termination Benefits payable pursuant to Section 3(A) hereunder shall be paid to an Eligible Employee in a single lump sum in cash as soon as practicable (but in no event later than thirty (30) days) after such Eligible Employee's employment is terminated pursuant to Section 3 hereunder. If continued coverage under any of the Company Insurance Plans is not possible under the terms of any insurance policy or applicable law following the date of termination of employment, the Company shall provide the Eligible Employee with coverage equivalent to that provided to the Company's other executive officers under a policy or arrangement reasonably acceptable to the Eligible Employee. If an Eligible Employee dies after becoming entitled to the Termination Benefits payable pursuant to Section 3(A) hereunder but before payment thereof is made to such Eligible Employee, such Termination Benefits shall be paid to the Eligible Employee's estate in a single lump sum in cash as soon as practicable after such Eligible Employee's death. If an Eligible Employee dies within one year after becoming entitled to the Termination Benefits pursuant to
     Section 3(B) hereunder, such Termination Benefits shall continue to be provided for one year after the date of termination of the Eligible Employee to the Eligible Employee's spouse and dependents on the same basis as provided to the Company's other executive officers. The Company may deduct from any Termination Benefit any federal, state or local taxes required by law to be withheld.

5.   DEFINITIONS

     (a) "BASE SALARY" shall mean an amount equal to an Eligible Employee's maximum annual base salary in effect at any time after the Effective Date (as defined below), excluding any discretionary compensation or bonus payable or paid to an Eligible Employee.

     (b)  "CHANGE OF CONTROL" shall mean any of the following: (i) a report on
          Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), disclosing that any person or group of persons (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial


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          owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire the common stock, $.01 par value per share (the "COMMON STOCK"), of the Company); (ii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise whether or not the Company is the continuing or surviving entity) that results in, or that is in connection with, any person or group of persons (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), acquiring beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire the Common Stock) or of any person or group of persons (within the meaning of Section
          13(d) of the Exchange Act) that possesses beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding equity of the Company; (iii) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or group of persons (within the meaning of Section 13(d) of the Exchange Act) in one transaction or a series of related transactions; provided, that a transaction where the holders of all classes of the then outstanding equity of the Company immediately prior to such transaction own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of all classes of equity of such person or group immediately after such transaction will not be a Change of Control under this clause
          (iii); (iv) the liquidation or dissolution of the Company; provided, that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause
          (iii) above will not constitute a Change of Control under this clause
          (iv);


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          or (v) a change in a majority of the members of the Board of
          Directors of the Company within a 12-month period, unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

     (c) "CONSTRUCTIVELY TERMINATED" shall mean (i) a reduction in an amount equal to or greater than fifteen percent (15%) of an Eligible Employee's Base Salary, (ii) a material reduction in an Eligible Employee's job function, duties or responsibilities or (iii) a required relocation of an Eligible Employee of more than fifty (50) miles from such Eligible Employee's current job location; provided, however, that the employment with the Company or its subsidiaries of a President of Operations who is an Eligible Employee will not be deemed to be Constructively Terminated in the event he or she is required to be a Division Chairman or Division President with the Company or its subsidiaries and has job functions, duties or responsibilities of a Division Chairman or Division President and/or is required to relocate in connection with such change in position; provided, further, that the employment of an Eligible Employee will not be deemed Constructively Terminated unless such Eligible Employee actually terminates his or her employment with the Company within sixty (60) days after the occurrence of an event specified in clause
          (i), (ii) or (iii) above.

     (d) "CAUSE" shall mean (i) an Eligible Employee's continuing willful failure to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness), (ii) gross negligence or malfeasance by an Eligible Employee in the performance of his or her duties, (iii) an act or acts on the part of an Eligible Employee constituting a felony under the laws of the United States of America, or any state thereof that results or was intended to result directly or indirectly in gain or personal enrichment by such Eligible Employee at the expense of the Company or its subsidiaries or (iv) breach of any of the provisions set forth on Schedule B attached hereto pertaining to confidentiality and competitive activities.

6.   MISCELLANEOUS

     (a) The Plan shall be effective as of December 6, 1996 (the "EFFECTIVE DATE").



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     (b)  The Company reserves the right to modify or amend, in whole or in part, the Plan; provided, however, that no such modification or amendment shall be made within two (2) years following the occurrence of a Change of Control.

     (c) The compensation committee of the Board of Directors of the Company (the "COMPENSATION COMMITTEE") shall respond to claims for benefits under the Plan within thirty (30) days of their receipt and, if a claim is wholly or partially denied, the Compensation Committee shall provide the Eligible Employee with a written explanation of the denial which shall state the specific reason or reasons the claim was denied; the exact references to the Plan provisions that dealt with the claim; a description of any additional material or information necessary for him or her to revise and perfect the claim; an explanation as to why such material or information is necessary; and an explanation of the Plan's claims procedure. Within forty-five (45) days after an Eligible Employee receives a denial of his or her claim, such Eligible Employee may appeal his or her claim denial to the Compensation Committee. The Eligible Employee or such Eligible Employee's authorized representative may make a written request for a review of the denial and to review applicable documents and may submit comments and issues in writing. The Compensation Committee shall decide an appeal within fifteen (15) days after receiving the request for review. The Compensation Committee's decision on the review shall be in writing, and shall include specific reasons for the decision and references to the Plan provision upon which it was based.

     (d) The Company shall reimburse an Eligible Employee (or such Eligible Employee's estate, as applicable) for any and all costs (including, but not limited to, legal fees) incurred by such Eligible Employee (or such Eligible Employee's estate, as applicable) in successfully appealing (whether pursuant to paragraph 6(c) above, in a court of competent jurisdiction or otherwise) a claim for benefits under the Plan which was denied. Such Eligible Employee's benefits under the Plan shall be paid to him or her (or to his or her estate, as applicable) as soon as practicable (but not later than ten (10) days) after such successful appeal, together with interest on such amount from his or her date of termination of employment to the date of payment at


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          the average prime or base lending rate of interest published or publicly announced by the financial institution then providing financing to the Company under the Company's credit facility (whether or not such rate is actually charged by such financial institution) in effect on such termination date.

     (e) The establishment of the Plan shall not be construed as conferring any legal rights upon any Eligible Employee or other person for a continuation of employment, nor will it interfere with the rights of the Company or any of its subsidiaries to discharge any Eligible Employee and to treat such Eligible Employee without regard to the effect which such treatment might have upon such Eligible Employee as an Eligible Employee under the Plan.

     (f) In the event that the Company finds that an Eligible Employee is unable to care for his or her affairs because of illness or accident, the Compensation Committee may direct that any payment due such Eligible Employee, unless claim has been made therefor by a duly appointed legal representative, be paid to such Eligible Employee's spouse, child, parent or other blood relative, or to a person with whom such Eligible Employee resides, and any such payment so made will be a complete discharge of the liabilities under the Plan therefor.

     (g) The Plan shall be construed, regulated and administered under the internal laws of the State of Delaware without regard to principles of conflicts of laws.

     (h) The Company shall request and use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any of its subsidiaries expressly to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession had taken place.


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                                                                     SCHEDULE A




                             U.S. HOME CORPORATION



                                 KEY EMPLOYEES





        Name                                         Title
        ----                                         -----
Corporate Officers:

     Gary L. Frueh                      Vice President - Tax and Audit
     Craig M. Johnson                   Senior Vice President - Community
                                           Development
     Thomas A. Napoli                   Vice President - Finance and Chief
                                           Financial Officer
     Chester P. Sadowski                Vice President - Controller and Chief
                                           Accounting Officer
     Richard G. Slaughter               Vice President - Planning and Secretary
     Kelly F. Somoza                    Vice President


Presidents of Operations:

     Sam B. Crimaldi                    President of Operations,
                                           U.S. Home South Florida
     James R. Petty                     President of Operations and Chief
                                           Executive Officer,
                                           U.S. Home Mortgage Corporation
     Christopher B. Rediger             President of Operations,
                                           U.S. Home Mountain
     Michael T. Richardson              President of Operations,
                                           U.S. Home South
     Philip J. Walsh, III               President of Operations,
                                           U.S. Home North and California


     All capitalized terms used but not defined herein have the meaning ascribed thereto in the U.S. Home Corporation Key Employees' Severance Plan.

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                                                                      SCHEDULE B

     All capitalized terms used but not defined herein have the meaning ascribed thereto in the U.S. Home Corporation Key Employees' Severance Plan.



A.   CONFIDENTIALITY.

     The Eligible Employee has and will acquire confidential information with respect to the business of the Company and its subsidiaries. The Eligible Employee will not, without the written consent of the Company as authorized by the Board of Directors of the Company, at any time, willfully disclose any such confidential information to any unauthorized third party with an intent that such disclosure will result in financial benefit to the Eligible Employee or to any person other than the Company and its subsidiaries. For this purpose, information will be considered confidential only if such information is uniquely proprietary to the Company or any of its subsidiaries and has not been made publicly available prior to its disclosure by the Eligible Employee.

B.   COMPETITIVE ACTIVITY.

     Until the end of his or her employment, the Eligible Employee will devote full business time to the business of the Company or its subsidiaries and will not, without the written consent of the Board of Directors of the Company, directly or indirectly, knowingly engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business which is in competition with any line of business being actively conducted by the Company or its subsidiaries during his or her employment period. Nothing herein, however, will prohibit the Eligible Employee from acquiring or holding not more than one percent (1%) of any class of publicly-traded securities of any such business.